ESCROW AGREEMENT
(Subscription Escrow Agreement)

                  THIS SUBSCRIPTION ESCROW AGREEMENT (this “Agreement”), is entered into as of April  2, 2012, by and among Omnitek Engineering Corp. (“Issuer”), Merriman Capital, Inc. (“Merriman”, and together with Issuer, sometimes referred to individually as “Party” and collectively as the “Parties”), and JPMorgan Chase Bank, NA (the “Escrow Agent”).

WHEREAS, the Issuer is party to a Securities Purchase Agreement, dated April ___, 2012 (the “Purchase Agreement”), for the sale of up to 4,716,982 shares of its common stock at $2.12 (US) per share for a maximum aggregate purchase price of $10,000,000 (the “Shares”), together with warrants to acquire a like number of shares of common stock; and

WHEREAS, Merriman is the broker in connection with the transaction pursuant to the Purchase Agreement; and

WHEREAS, the Issuer and Merriman propose to establish a Fund to be held by the Escrow Agent until the sale of Shares is consummated or terminates;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.           Appointment.  The Parties hereby appoint Escrow Agent as their escrow agent for the purposes set forth herein, and Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein. The Issuer represents, warrants and covenants that at all times during the term of this Agreement less than twenty-five percent (25%) of the subscribers listed on Schedule A attached hereto (the “Subscribers”) will be benefit plan investors as defined in 29 CFR 2510.3-101.  Additionally, the Parties represent to Escrow Agent that the Parties: (i) verified the identity of each subscriber and if the subscriber is an entity, further identified the beneficial owners of such entity; (ii) screened each subscriber through the Office of Foreign Assets Control (OFAC) to confirm that such subscriber is not on any sanctions list; and (iii) confirmed the legitimacy of source of funds for each subscriber.  For any subscriber that the Parties are required to have an OFAC license to conduct business, such documentation and any amendments shall be supplied to Escrow Agent by the Parties prior to Escrow Agent’s receipt of such subscriber’s funds.

2.           Fund. Attached hereto as Schedule A is a list of the Subscribers who have subscribed to purchase Shares and the number of Shares and the purchase price therefor, which Schedule A may be updated from time to time during the term of this Agreement in the event that additional investors agree to subscribe for Shares, each of whom shall be deemed to be a “Subscriber” hereunder.  Merriman hereby agrees to cause to be deposited with Escrow Agent, on or before May 2, 2012, the funds set forth opposite each such Subscriber’s name on Schedule A attached hereto under the heading “Subscription Amount” (“Escrow Deposit”).  Escrow Agent shall hold the Escrow Deposit and shall invest and reinvest the Escrow Deposit and the proceeds thereof (“Fund”) in a JPMorgan Money Market Deposit Account (“MMDA”), or a successor or similar investment offered by Escrow Agent.  MMDA have rates of compensation that may vary from time to time based upon market conditions. The Parties recognize and agree that instructions to make any other investment (“Alternative Investment”), must be in writing and executed by an Authorized Representative (as defined in Section 3 below), and shall specify the type and identity of the investments to be purchased and/or sold.  The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.  The Escrow Agent or any of its affiliates may receive compensation with respect to any Alternative Investment directed hereunder including without limitation charging any applicable agency fee in connection with each transaction.  Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Fund or the purchase, sale, retention or other disposition of any investment described herein, and Escrow Agent shall not have any liability for any loss in an investment made pursuant to the terms of this Agreement.  Market values, exchange rates and other valuation information (including without limitation, market value, current value or notional value) of any Alternative Investment  furnished in any report or statement may be obtained from third party sources and is furnished for the exclusive use of the Parties.  Escrow Agent has no responsibility whatsoever to determine the market or other value of any Alternative Investment and makes no representation or warranty, express or implied, as to the accuracy of any such valuations or that any values necessarily reflect the proceeds that may be received on the sale of an Alternative Investment.  Escrow Agent shall not have any liability for any loss sustained as a result of any investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of an Authorized Representative of the Parties to give Escrow Agent instructions to invest or reinvest the Fund.  Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement.  All interest or other income earned under this Agreement shall be allocated to the Issuer and reported, by Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Deposit by Issuer whether or not said income has been distributed during such year. Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities. The Parties hereby represent to Escrow Agent that no other tax reporting of any kind is required given the underlying transaction giving rise to this Agreement.

3.           Disposition and Termination.     (a) The Parties agree to notify Escrow Agent in writing (i) of the closing  of the offering, substantially in the form of Schedule B, attached hereto or (ii) to return the funds of the Subscribers to the Subscribers as herein provided, substantially in the form of Schedule C, attached hereto.  Upon the satisfaction or waiver of the conditions to the consummation of the sale of the Shares set forth in the Purchase Agreement (the “Conditions”), the Parties shall promptly (but in any event on the date of the closing prior to wire transfer deadlines) send a written notice signed by at least one Authorized Representative on behalf of each of Issuer and Merriman (the names of which Authorized Representatives are set forth on Schedule 1 attached hereto) and the Fund will be promptly paid to or credited to the account of, or otherwise transferred to Issuer and the other individuals and/or entities specified on Schedule B attached hereto in the amounts described on said Schedule B pursuant to, in the case of Issuer and Merriman, the funds transfer instructions for Issuer and Merriman as set forth in section 3(b) below and, as to the other individuals and entities described on said Schedule B, pursuant to written funds transfer instructions for  such individuals and/or entities as listed on said Schedule B.  If, on or before May 2, 2012, the Conditions have not been satisfied or waived, then the Parties shall provide written notice thereof to the Escrow Agent and, within forty-five (45) days of receipt of such written notice, Escrow Agent shall (x) return to each of the Subscribers the sum deposited by it into the Escrow Deposit by mailing a check to the Subscriber address as indicated on Schedule A and (y) distribute all interest earned on the Fund to Issuer.

(b)           Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Fund, must be in writing or set forth in a Portable Document Format (“PDF”), executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons signing this Agreement or one of their designated persons as set forth in Schedule 1 (each an “Authorized Representative”), and delivered to Escrow Agent only by confirmed facsimile or attached to an email on a Business Day only at the fax number or email address set forth in Section 8 below.  No instruction for or related to the transfer or distribution of the Fund shall be deemed delivered and effective unless Escrow Agent actually shall have received it on a Business Day by facsimile or as a PDF attached to an email only at the fax number or email address set forth in Section 8 and as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number or email address and Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder. Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Fund if delivered to any other fax number or email address, including but not limited to a valid email address of any employee of Escrow Agent. The Parties each acknowledge that Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to Issuer and/or Merriman, respectively, without a verifying call-back as set forth in Section 3(b) below:

Issuer (Omnitek):
ABA: 122000247
Bank: Wells Fargo N.A.
FBO: Omnitek Engineering Corp
Acct: 0376366100

Merriman:
ABA: 121100782
Bank of the West – San Francisco, CA
FBO: Merriman Capital, Inc.
Acct: 756000402

Additionally, the Parties agree that repetitive funds transfer instructions may be given to Escrow Agent for one or more beneficiaries where only the date of the requested transfer, the amount of funds to be transferred, and/or the description of the payment shall change within the repetitive instructions (“Standing Settlement Instructions”).  Any such Standing Settlement Instructions shall be set up in writing in advance of any actual transfer request and shall contain complete funds transfer information (as set forth above) for the beneficiary.  Any such set-up of Standing Settlement Instructions (other than those established concurrently with the execution of this Agreement), and any changes in existing set-up, shall be confirmed by means of a verifying callback to an Authorized Representative.  Standing Settlement Instructions will continue to be followed until cancelled by the Parties jointly in a writing signed by an Authorized Representative and delivered to Escrow Agent in accordance with this Section.  Once set up as provided herein, Escrow Agent may rely solely upon such Standing Settlement Instructions and all identifying information set forth therein for each beneficiary.  Each Party agrees that any Standing Settlement Instructions shall be effective as the funds transfer instructions of such Party or the Parties, as applicable, without requiring a verifying callback, as set forth in Section 3(b) below, if such Standing Settlement Instructions are consistent with previously authenticated Standing Settlement Instructions for that beneficiary

(c)           In the event any other funds transfer instructions are set forth in a permitted instruction from a Party or the Parties in accordance with Section 3(a), Escrow Agent is authorized to seek confirmation of such funds transfer instructions by a single telephone call-back to one of the Authorized Representatives, and Escrow Agent may rely upon the confirmation of anyone purporting to be that Authorized Representative. The persons and telephone numbers designated for call-backs may be changed only in a writing executed by Authorized Representatives of the applicable Party and actually received by Escrow Agent via facsimile or as a PDF attached to an email.  Except as set forth in Section 3(a) above, no funds will be disbursed until an Authorized Representative is able to confirm such instructions by telephone callback.  Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Parties and confirmed by an Authorized Representative.

(d)           The Parties acknowledge that there are certain security, corruption, transmission error and access availability risks associated with using open networks such as the Internet and the Parties hereby expressly assume such risks.

(e)           As used in this Section 3, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed. The Parties acknowledge that the security procedures set forth in this Section 3 are commercially reasonable. Upon delivery of the Fund by Escrow Agent, this Agreement shall terminate, subject to the provisions of Section 6.

4.           Escrow Agent.  Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied.  Escrow Agent has no knowledge of,  nor any requirement to comply with, the terms and conditions of any other agreement between the Parties, nor shall Escrow Agent be required to determine if any Party has complied with any other agreement.  Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement shall control the actions of Escrow Agent. Escrow Agent may conclusively rely upon any written notice, document, instruction or request delivered by the Parties believed by it to be genuine and to have been signed by an Authorized Representative(s), as applicable, without inquiry and without requiring substantiating evidence of any kind and Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that Escrow Agent's gross negligence or willful misconduct was the cause of any direct loss to either Party.  Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.   In the event Escrow Agent receives instructions, claims or demands from any Party hereto which conflict with the provisions of this Agreement, or if Escrow Agent receives conflicting instructions from the Parties, Escrow Agent shall be entitled either to (a) refrain from taking any action until it shall be given a joint written direction executed by Authorized Representatives of the Parties which eliminates such conflict or by a final court order or (b) file an action in interpleader. Escrow Agent shall have no duty to solicit any payments which may be due it or the Fund, including, without limitation, the Escrow Deposit nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

5.           Resignation; Succession.  Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties.  Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, appointed by the Parties, or such other person designated by the Parties, or in accordance with the directions of a final court order, at which time of delivery, Escrow Agent’s obligations hereunder shall cease and terminate.  If prior to the effective resignation date, the Parties have failed to appoint a successor escrow agent, or to instruct the Escrow Agent to deliver the Fund to another person as provided above, at any time on or after the effective resignation date, Escrow Agent either (a) may interplead the Fund with a court of competent jurisdiction; or (b) appoint a successor escrow agent of it own choice.  Any appointment of a successor escrow agent shall be binding upon the Parties and no appointed successor escrow agent shall be deemed to be an agent of Escrow Agent.  Escrow Agent shall deliver the Fund to any appointed successor escrow agent, at which time Escrow Agent’s obligations under this Agreement shall cease and terminate. Any entity into which Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6.           Compensation.  The Parties agree jointly and severally to pay Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing, shall be as described in Schedule 2.

7.            Indemnification and Reimbursement.  The Parties agree jointly and severally to indemnify, defend, hold harmless, pay or reimburse Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Losses”), arising out of or in connection with (a) Escrow Agent’s  performance of this Agreement, except to the extent that such Losses are determined by a court of competent jurisdiction through a final order to have been caused by the gross negligence, willful misconduct, or bad faith of such Indemnitee; and (b) Escrow Agent’s following any instructions or directions, whether joint or singular, from the Parties received in accordance with this Agreement.  The Parties hereby grant Escrow Agent a lien on, right of set-off against and security interest in the Fund for the payment of any claim for indemnification, fees, expenses and amounts due to Escrow Agent or an Indemnitee. In furtherance of the foregoing, Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Fund for its own account or for the account of an Indemnitee any amounts due to Escrow Agent or to an Indemnitee under Section 6 or 7. The obligations set forth in this Section 7 shall survive the resignation, replacement or removal of Escrow Agent or the termination of this Agreement.

8.           Notices.  All communications hereunder shall be in writing or set forth in a PDF attached to an email, and all instructions from a Party or the Parties to the Escrow Agent shall be executed by an Authorized Representative, and shall be delivered in accordance with the terms of this Agreement by facsimile, email or overnight courier only to the appropriate fax number, email address, or notice address set forth for each party as follows:

If to Issuer:                                    Omnitek Engineering Corp.
1945 South Rancho Santa Fe Road
San Marcos, CA 92078
Attention:  Werner Funk
Tel No.: 760-591-0089
Fax No.: 760-591-0080

With copies to:	Chachas Law Group P.C.
2445 Fifth Avenue
Suite 440
San Diego, CA 92101
Telephone: (619) 239-2900
Facsimile:  (619) 239-2990
Attention: George G. Chachas

If to Merriman:                              Merriman Capital, Inc.
600 California Street
9th Floor
San Francisco, CA 94108
Attention:  Michael C. Doran, General Counsel
Tel No.: 415-568-3905
Fax No.: 415-248-5691

If to Escrow Agent:                     JPMorgan Chase Bank, N.A.
Escrow Services
333 S. Grand Ave., 36th Floor
Los Angeles, CA 90071
Attention:  Gloria Ramirez
Fax No.:  213-621-8090
Email Address: wc.escrow@jpmorgan.com

9.           Compliance with Court Orders.  In the event that any of the Fund shall be attached, garnished, levied upon, or otherwise be subject to any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all such orders so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that Escrow Agent obeys or complies with any such order it shall not be liable to any of the Parties hereto or to any other person by reason of such compliance notwithstanding such order be subsequently reversed, modified, annulled, set aside or vacated.

10.           Miscellaneous.  The provisions of this Agreement may be waived, altered, amended or supplemented only by a writing signed by Escrow Agent and the Parties.  Neither this Agreement nor any right or interest hereunder may be assigned by any Party without the prior consent of Escrow Agent and the other Party.  This Agreement shall be governed by and construed under the laws of the State of New York.  Each Party and Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of California. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Party shall not claim, and hereby irrevocably waives, such immunity.  Escrow Agent and the Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.  No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  This Agreement and any joint instructions from the Parties, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument or instruction, as applicable. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations.    Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of the Fund or this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ISSUER

OMNITEK ENGINEERING CORP.

By: /s/ Werner Funk
__________________________________________
Name: Werner Funk
Title: President and CEO

MERRIMAN

MERRIMAN CAPITAL, INC.

By: /s/ David Latchman
__________________________________________
Name: David Latchman
Title: Managing Director, Head of Equity Placements

JPMORGAN CHASE BANK, NA,
As Escrow Agent

By: /s/ Gloria Ramirez
__________________________________________

Name: Gloria Ramirez
Title: Vice President

SCHEDULE A SUBSCRIBERS

Name	Address	Share Amount	Dollar Amount

SCHEDULE B

FUNDS DISTRIBUTION
FORM OF CLOSING NOTICE

_________,    2012

JPMorgan Chase Bank N.A.
333 S. Grand Ave., 36th Floor
Los Angeles, CA 90071
Attention:  Gloria Ramirez

via Facsimile :  (213) 621-8090, or
via Email : wc.escrow@jpmorgan.com

Pursuant to Section 3(a)(i)) of the Escrow Agreement dated as of March ____, 2012, (the “Agreement”) by and among Omnitek Engineering Corp, (“Issuer”), Merriman Capital, Inc. (“Merriman”) and JPMorgan Chase Bank N.A., (the “Escrow Agent”), the  Issuer and Merriman hereby certify that, subject to its receipt of the purchase payments for the Shares (as such term is defined in the  Agreement), hereby request that the aggregate subscription amount be paid as follows:

To Merriman, $____________;

Issuer, $____________;

To ____________, $____________;

To_____________, $____________; and

To the Escrow Agent, $___________.

OMNITEK ENGINEERING, CORP                                                                                     MERRIMAN CAPITAL, INC.

By:  _________________________                                                                                     By: ________________________
Name: _______________________                                                                                     Name: ______________________
Title: ________________________                                                                                     Title: _______________________

SCHEDULE C

FORM OF TERMINATION NOTICE

_________,    2012

JPMorgan Chase Bank N.A.
333 S. Grand Ave., 36th Floor
Los Angeles, CA 90071
Attention: Gloria Ramirez

via Facsimile : (213) 621-8090 or
via Email : wc.escrow@jpmorgan.com

Pursuant to Section 3(a)(ii)) of the Escrow Agreement dated as of March ____, 2012, (the “Agreement”) by and among Omnitek Engineering Corp, (“Issuer”), Merriman Capital, Inc. (“Merriman”) and JPMorgan Chase Bank N.A., (the “Escrow Agent”),  Issuer and Merriman hereby notify the Escrow Agent you that the subscriptions have been rejected and instruct the Escrow Agent to return the funds back to the Subscribers, in accordance with Schedule A, attached hereto.

OMNITEK ENGINEERING, CORP                                                                                     MERRIMAN CAPITAL, INC.

By:  _________________________                                                                                     By: ________________________
Name: _______________________                                                                                     Name: ______________________
Title: ________________________                                                                                     Title: _______________________

SCHEDULE 1

Telephone Numbers and Authorized Signatures for
Person(s) Designated to Give Joint Instructions and Confirm Funds Transfer Instructions

For Issuer:

Name	Telephone Number	Signature

1. Werner Funk	(760) 591-0889

2. Jan Quigley	(760) 591-0889

3.

For Merriman:

Name	Telephone Number	Signature

1. Jon Merriman	415-248-5601

2. David Lachtman	415-248-5683

3.

All instructions, including but not limited to funds transfer instructions, whether transmitted by facsimile or set forth in a PDF attached to an email,  must include the signature of the Authorized Representative authorizing said funds transfer on behalf of each Party.

SCHEDULE 2

Schedule of Fees for Escrow Agent Services

Based upon our current understanding of your proposed transaction, our fee proposal is as follows:

Account Acceptance Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .…...$ waived
Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation.  Payable upon closing.

Annual Administration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$ 3,500 if < 25 wires
                             $ 5,000 if 25 or more wires

The Administration Fee covers our usual and customary ministerial duties, including record keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in the governing documents for each transaction.  Payable upon closing and annually in advance thereafter, without pro-ration for partial years.

Extraordinary Services and Out-of Pocket Expenses
Any additional services beyond our standard services as specified above, and all reasonable out-of-pocket expenses including attorney’s or accountant’s fees and expenses will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank's then standard rate.  Disbursements, receipts, investments or tax reporting exceeding 25 items per year may be treated as extraordinary services thereby incurring additional charges. The Escrow Agent may impose, charge, pass-through and modify fees and/or charges for any account established and services provided by the Escrow Agent, including but not limited to, transaction, maintenance, balance-deficiency, and service fees, agency or trade execution fees, and other charges, including those levied by any governmental authority.

Disclosure & Assumptions: Please note that the fees quoted are based on a review of the transaction documents provided and an internal due diligence review. JPMorgan reserves the right to revise, modify, change and supplement the fees quoted herein if the assumptions underlying the activity in the account, level of balances, market volatility or conditions or other factors change from those used to set our fees.  Payment of the invoice is due upon receipt

The escrow deposit shall be continuously invested in a JPMorgan Chase Bank money market deposit account (“MMDA”) or a JPMorgan Chase Bank Cash Compensation account. MMDA and Cash Compensation Accounts have rates of compensation that may vary from time to time based upon market conditions.  The Annual Administration Fee would include a supplemental charge up to 25 basis points on the escrow deposit amount if another investment option were to be chosen.

You acknowledge and agree that they are permitted by U.S. law to make up to six (6) pre-authorized withdrawals or telephonic transfers from an MMDA per calendar month or statement cycle or similar period.  If the MMDA can be accessed by checks, drafts, bills of exchange, notes and other financial instruments (“Items”), then  no more than three (3) of these six  (6) transfers may be made by an Item.  Escrow Agent is required by U.S. law to reserve the right to require at least seven  (7) days notice prior to a withdrawal from a money market deposit account.

Compliance

Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, you acknowledge that Section 326 of the USA PATRIOT Act and Escrow Agent’s identity verification procedures require Escrow Agent to obtain information which may be used to confirm your identity including without limitation name, address and organizational documents (“identifying information”). You agree to provide Escrow Agent with and consent to Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.